UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)	~	Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	Compensatory Plan, Contract or Arrangement.

WidePoint Corporation (the “Company”) and Daniel E. Turissini, Chief Executive Officer and President of Operational Research Consultants, Inc., a wholly-owned subsidiary of the Company, entered into an Addendum, dated as of July 25, 2007 (the “Addendum”), to the Employment and Non-Compete Agreement (the “Agreement”), which was previously executed between the parties in October 2004. The Addendum continues the terms of the Agreement and provides that (i)  the Agreement is extended for a fourth and a fifth consecutive annual period, with such two additional one-year periods commencing on October 25, 2007 and continuing through and including October 24, 2009; (ii) the Company will make annual payments of $25,000 to Mr. Turssini for each of the fourth and fifth annual periods from October 25, 2007 through October 24, 2009, such payments to be made in advance as of the execution date of the Addendum, but contingent upon Mr. Turissini’s compliance with the terms of the Addendum; and (iii) a Senior Management Incentive Program will be separately developed for each of the calendar years 2008 and 2009, including cash and stock award opportunities tied to performance metrics.

A copy of the Addendum is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Document

10.1	Addendum to Employment and Non-Compete Agreement between the Registrant and Daniel E. Turssini, effective as of July 25, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION
/s/ James T. McCubbin
Date: July 27, 2007	James T. McCubbin
Vice President and Chief Financial Officer